UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2012

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 234-9000

302 N. Independence, Suite 1500

Enid, Oklahoma 73701

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 below is incorporated by reference into this Item 1.01.

Item 3.02 – Unregistered Sales of Equity Securities

On March 27, 2012, Continental Resources, Inc., an Oklahoma corporation (the “Company”), entered into a Reorganization and Purchase and Sale Agreement (the “Purchase Agreement”) with Wheatland Oil Inc. (“Wheatland”), the Revocable Inter Vivos Trust of Harold G. Hamm (the “Hamm Revocable Trust”), which owns 75% of Wheatland, and Jeffery B. Hume, the Company’s President and Chief Operating Officer who owns 25% of Wheatland. Harold G. Hamm is the Company’s Chairman, Chief Executive Officer and principal shareholder and is the trustee and sole beneficiary of the Hamm Revocable Trust. The Purchase Agreement provides for the acquisition from Wheatland of substantially all of the crude oil and natural gas properties and related assets owned by Wheatland, which are located in the states of Mississippi, Montana, North Dakota and Oklahoma (the “Assets”).

The purchase price for the Assets consists of $340 million (the “Unadjusted Purchase Price”), subject to customary purchase price adjustments associated with transactions of this nature in the oil and gas industry (the dollar value resulting from such adjustments is referred to herein as the “Adjusted Purchase Price.”) At the closing of the transaction contemplated by the Purchase Agreement, the Adjusted Purchase Price will be paid in shares of our Common Stock, par value $0.01 per share (the “Common Stock”). The number of shares of Common Stock to be issued will be determined by dividing the Adjusted Purchase Price by the volume weighted average (rounded to two decimal places) of the daily sale prices for the shares of the Common Stock for the twenty (20) consecutive trading days on which such shares are actually traded and quoted on the New York Stock Exchange ending on and including the date that is ten (10) business days prior to the 2012 Annual Meeting of Shareholders (or other meeting where the issuance of shares pursuant to the Purchase Agreement is presented to our shareholders for approval) (the “Closing Share Price”); provided, however, if (i) the Closing Share Price is less than $80.00, the Closing Share Price shall be deemed to be $80.00 and (ii) the Closing Share Price is greater than $87.18, the Closing Share Price shall be deemed to be $87.18. If the Closing Share Price is $80.00 or less, 4,250,000 shares will be issuable in connection with the Unadjusted Purchase Price. If the Closing Share Price is $87.18 or greater, 3,899,977 shares will be issuable in connection with the Unadjusted Purchase Price. Once the adjustments to the Unadjusted Purchase Price are made, the actual amount of the Adjusted Purchase Price could result in the issuance of a number of shares in excess of 4,250,000 or less than 3,899,977 at closing. After closing of the transaction contemplated by the Purchase Agreement, any further adjustments required by the Purchase Agreement will be paid in cash, other than adjustments made to reflect the post-closing addition of properties excluded from the Assets at closing due to the inability to obtain consents or the existence of preferential rights in favor of a third party, which will be paid in Common Stock based on the Closing Share Price. The Purchase Agreement may be terminated at any time by a disinterested and independent committee of the Company’s Board formed for the purpose of evaluating the transaction contemplated by the Purchase Agreement or by the Company’s Board.

Pursuant to the Purchase Agreement, the Company will enter into a registration rights agreement granting the Hamm Revocable Trust and Mr. Hume customary registration rights for the shares of Common Stock they will receive at the direction of Wheatland upon the closing of the transaction (the “Registerable Shares”). Under the registration rights agreement, the Hamm Revocable Trust and Mr. Hume have demand and “piggyback” registration rights. The demand rights enable each of the Hamm Revocable Trust and Mr. Hume to require us to register the Registerable Shares with the Securities and Exchange Commission (the “SEC”) at any time, subject to certain limited exceptions, including the requirement that the aggregate proceeds from the demand registration exceed $40 million (net of underwriting discounts and commissions) and that the Company will not be required to effect more than four demand registrations in any three year period. The piggyback rights will allow each of the Hamm Revocable Trust and Mr. Hume to elect to register Registerable Shares held by them along with any shares we register with the SEC. These registration rights are subject to customary conditions and limitations, including the right of the underwriters of an offering to limit the number of shares.

The Company’s disinterested directors approved the transaction contemplated by the Purchase Agreement based on a recommendation from a special committee made up entirely of independent and disinterested directors, which was represented by independent legal and financial advisors.

The Company expects to submit the issuance of Common Stock pursuant to the transaction contemplated by the Purchase Agreement to shareholders for approval at the upcoming 2012 Annual Meeting of Shareholders (although the Company retains the option of calling a special meeting of shareholders for this purpose). Section 312.03(b) of the New York Stock Exchange Listed Company Manual requires shareholder approval prior to the issuance of Common Stock to a director, officer or substantial security holder of the Company if the number of shares of Common Stock exceeds either one percent of the number of shares of Common Stock or one percent of the voting power outstanding before the issuance. Pursuant to the terms and conditions of the Purchase Agreement, the issuance of the Common Stock will not be deemed approved if the related proposal does not receive the approval of a majority of the issued and outstanding shares held by the Company’s shareholders other than members of the Company’s board of directors, the Company’s executive officers, Mr. Hamm and his affiliates, and Mr. Hume and his affiliates. The issuance of shares of the Company’s Common Stock is expected to be undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(2) thereof.

The foregoing summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in Item 1.01 above and in this Item 3.02 by reference.

Each of the parties to the Purchase Agreement has made customary representations and warranties and covenants. The assertions embodied in the representations and warranties were made solely for purposes of the contract among the parties and are not intended to provide factual, business, or financial information about the Company or Wheatland. Moreover, some of the representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for purposes of allocating risk between the parties rather than establishing matters as facts.

Additional Information

IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THE PURCHASE AND SALE AGREEMENT, THE COMPANY WILL FILE A PROXY STATEMENT AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, WHEATLAND AND THE TRANSACTION.

A definitive proxy statement will be sent or made available to shareholders of the Company seeking their approval of the transaction as described above. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s website, www.sec.gov. The definitive proxy statement (when available) and such other documents relating to the Company may also be obtained free of charge by directing a request to Secretary, Continental Resources, Inc., 20 N. Broadway, Oklahoma City, Oklahoma 73102 or from Continental Resources’ website, www.CLR.com or at www.contres.com.

The Company and its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the proxy statement when it becomes available.

Forward-Looking Statements

The statements and information contained in this Current Report on Form 8-K that are not statements of historical fact, including all estimates and assumptions contained herein, include forward-looking information that is subject to a number of risks and uncertainties, many of which are beyond the Company’s control. No assurance can be had that the transaction contemplated by the Purchase Agreement will be consummated or, if it is consummated, regarding the timing of any transaction. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Actual results may differ materially from those anticipated due to many factors, including oil and natural gas prices, industry conditions, drilling results, uncertainties in estimating reserves, uncertainties in estimating future production from enhanced recovery operations, availability of drilling rigs and other services, availability of crude oil and natural gas transportation capacity, availability of capital resources and other factors listed in reports we have filed or may file with the SEC. The Company undertakes no obligation to publicly update any forward-looking statement to reflect events or circumstances that may arise after the date of this Current Report on Form 8-K.

Item 7.01 – Regulation FD Disclosure.

A copy of the press release announcing the proposed transaction is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Reorganization and Purchase and Sale Agreement, dated as of March 27, 2012, by and among Continental Resources, Inc., Wheatland Oil Inc. and the shareholders of Wheatland Oil Inc.

99.1	Press release dated March 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)

Date: April 2, 2012	By:	/s/ John D. Hart
John D. Hart
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Reorganization and Purchase and Sale Agreement, dated as of March 27, 2012, by and among Continental Resources, Inc., Wheatland Oil Inc. and the shareholders of Wheatland Oil Inc.

99.1	Press release dated March 28, 2012.